UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 9, 2013

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Overview

On October 9, 2013, Synaptics Incorporated, a Delaware corporation (“Synaptics”), entered into an Agreement and Plan of Reorganization (the “Agreement”) by and among Synaptics, Itsme Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synaptics (“Merger Sub I”), Itsme Acquisition II LLC, a Delaware limited liability company and wholly owned subsidiary of Synaptics (“Merger Sub II”), Validity Sensors, Inc., a Delaware corporation (“Validity”), and Shareholder Representative Services LLC, pursuant to which, subject to the satisfaction or waiver of specified conditions, Synaptics would acquire Validity. The Agreement provides that the acquisition will be accomplished by the merger of Merger Sub I into Validity, with Validity surviving the merger as a wholly owned subsidiary of Synaptics and, as part of the same overall transaction, the subsequent merger of Validity, as the surviving entity of the first merger, into Merger Sub II, with Merger Sub II surviving the second merger as a wholly owned subsidiary of Synaptics (collectively, the “Merger”).

Consideration and Earn-outs

Subject to the terms and conditions of the Agreement, Synaptics has agreed to acquire all of the outstanding capital stock and other vested and unvested equity interests in Validity for an aggregate base purchase price of $92.5 million, subject to adjustments for working capital and reductions for indebtedness and transaction expenses (the “Base Consideration”). The Base Consideration payable at the closing of the Merger (the “Closing”) will be paid entirely in shares of Synaptics’ common stock, except that the portion withheld therefrom and contributed to an escrow account, as well as certain transaction expenses deducted therefrom (collectively, the “Escrow and Expense Amounts”), will be paid in cash. The number of shares of Synaptics’ common stock to be issued in connection with the Closing will be determined by dividing the Base Consideration payable at the Closing, less the Escrow and Expense Amounts, by $44.896, which figure represents the average of the closing prices of Synaptics’ common stock as reported by NASDAQ for the ten trading days ending on the date that is three trading days prior to the date of the execution of the Agreement, subject to an adjustment of such figure of up to ten percent upwards or downwards, based on the average of the closing prices of Synaptics’ common stock as reported by NASDAQ for the ten trading days ending on the date that is three trading days prior to the closing date (the “Reference Price”). Accordingly, Synaptics anticipates that the number of shares of its common stock that it would issue in connection with the Closing will be in a range of 1.5 million and 1.8 million.

In addition, Synaptics may become obligated to make earn-out consideration payments of up to an additional $162.5 million (the “Earn-out Consideration”). The obligation of Synaptics to pay the Earn-out Consideration is based primarily on Synaptics’ sales, during certain time periods, the last of which ends on March 31, 2016, of certain products embodying Validity fingerprint sensor technology, subject to certain milestones, limitations and requirements as further set forth in the Agreement. The Earn-Out Consideration will generally be payable in cash, but (i) the first $18.5 million thereof, payable to former holders of Validity preferred stock, will be paid in Synaptics’ common stock (valuing such shares at the Reference Price for this purpose), and (ii) the balance thereof will be paid in shares of such common stock (also valuing such shares at the Reference Price) only to the extent required so that the transaction will qualify as a reorganization for federal tax purposes. As a result, Synaptics anticipates that it may issue up to an aggregate of 2.3 million shares pursuant to the Agreement in connection with the Closing and the Earn-Out Consideration.

Representations and Warranties; Escrow and Setoff Rights

The Agreement contains customary representations and warranties of each of Validity and Synaptics. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Agreement, (ii) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (iii) in certain cases, were made as of a specific date, and (iv) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement. As discussed above, a portion of the Base Consideration will be deposited into an escrow account, and Synaptics will have certain setoff rights against the Earn-out Consideration, as security for Validity’s indemnification obligations, subject in each case to limitations set out in the Agreement.

Approvals

Each of the board of directors of Synaptics and Validity approved the Merger and the Agreement. In addition, following execution of the Agreement, certain preferred and common stockholders of Validity delivered written consents in favor of the transaction, pursuant to which the Merger and the Agreement were approved by the requisite vote of Validity stockholders. No further board or stockholder approvals are required to approve the Merger or the Agreement.

Conditions to Closing

The Merger is subject to various conditions to Closing, including: (i) certain contractual consents having been obtained, (ii) receipt of certain regulatory approvals, as necessary, (iii) the absence of any law or order prohibiting the closing, (iv) the absence of a material adverse effect with respect to Validity, (v) the accuracy of the representations and warranties of the other party at the time of the closing of the Merger and (vi) compliance in all material respects by the other party with its covenants, as well as other customary closing conditions. The Merger is expected to close in the fourth quarter of 2013.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 2.02.	Results of Operations and Financial Condition.

The registrant is furnishing this Item 2.02 in connection with the disclosure of information relating to Synaptics’ results of operations for its first quarter of fiscal 2014, in the form of textual information from a press release released on October 9, 2013 and attached hereto as Exhibit 99.1.

The information in this Item 2.02 and Item 9.01 (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein. The issuances of the common stock described above will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated thereunder, as a transaction with accredited investors (as defined under Rule 501 of the Securities Act) not involving a public offering. Appropriate legends will be affixed to such common stock.

Synaptics has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission for the resale of any such shares of Synaptics’ common stock, subject to certain restrictions on resale by certain stockholders.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release from Synaptics Incorporated, dated October 9, 2013, entitled “Synaptics Enters Fast Growing Fingerprint ID Market with Acquisition of Validity”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 9, 2013	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President, Chief Financial Officer,
Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release from Synaptics Incorporated, dated October 9, 2013, entitled “Synaptics Enters Fast Growing Fingerprint ID Market with Acquisition of Validity”